EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2006, relating to the financial statements of Innovative Software Technologies, Inc., as of December 31, 2005. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado

November 8, 2006